Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen All-American Municipal Bond Fund
Nuveen High Yield Municipal Bond Fund
Nuveen Inflation Protected Municipal Bond Fund
Nuveen Intermediate Duration Municipal Bond Fund
Nuveen Limited Term Municipal Bond Fund
Nuveen Short Duration High Yield Municipal Bond Fund, each a series of


Nuveen Municipal Trust
811-07873

A special shareholder meeting was held in the offices of Nuveen Investments on August 5, 2014 for Nuveen Intermediate
Duration Municipal Bond Fund, Nuveen All-American
Municipal Bond Fund, Nuveen High Yield Municipal Bond
Fund, Nuveen Short Duration High Yield Municipal Bond
Fund, Nuveen Limited Term Municipal Bond Fund, Nuveen
Inflation Protected Municipal Bond Fund and Nuveen Short
Term Municipal Bond Fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned to August 15, 2014 for Nuveen Inflation Protected Municipal Bond Fund.


The results of the shareholder votes are as follows:

<c> Nuveen High Yield
Municipal Bond Fund
<c> Nuveen Short Duration High Yield
Municipal Bond Fund
<c>Nuveen Inflation Protected
Municipal Bond Fund
To approve a new investment
management agreement between each
Trust and Nuveen Advisors, LLC.



   For
 237,023,160
  73,283,937
   3,036,046
   Against
  3,153,317
 471,426
       97,454
   Abstain
 4,434,897
 544,227
        118,451
   Broker Non-Votes
76,509,139
16,171,913
        979,564
      Total
321,120,513
90,471,503
   4,231,515




To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and Nuveen Asset
Management, LLC.



   For
 236,591,136
73,273,585
   3,024,531
   Against
   3,359,011
       469,058
    97,454
   Abstain
 4,661,221
  556,948
     129,966
   Broker Non-Votes
 76,509,145
  16,171,912
     979,564
      Total
 321,120,513
 90,471,503
 4,231,515




To approve revisions to, or elimination
of, certain fundamental investment
policies:







a. Revise the fundamental policy
related to the purchase and sale of
commodities.



   For
234,703,892
  72,274,996
3,044,754
   Against
  4,952,973
   1,431,031
   105,633
   Abstain
  4,954,486
      593,562
   101,565
   Broker Non-Votes
  76,509,162
16,171,914
   979,563
      Total
    321,120,513
   90,471,503
  4,231,515




b. Revise the fundamental policy
related to issuing senior securities.



   For
234,743,342

  3,027,667
   Against
  4,910,860

     117,947
   Abstain
   4,957,146

   106,338
   Broker Non-Votes
  76,509,165

      979,563
      Total
  321,120,513

   4,231,515




c. Revise the fundamental policy
related to underwriting.



   For
234,870,024

3,042,839
   Against
 4,721,923

   101,026
   Abstain
5,019,399

   108,087
   Broker Non-Votes
 76,509,167

   979,563
      Total
321,120,513

 4,231,515




d. Revise the fundamental policy
related to the purchase and sale of real estate.



   For
   235,321,153

3,043,942
   Against
   4,430,313

    105,738
   Abstain
    4,859,890

   102,271
   Broker Non-Votes
 76,509,157

   979,564
      Total
321,120,513

 4,231,515




e. Revise the fundamental policy
related to diversification.



   For
 235,746,268
  73,193,210

   Against
 4,007,151
  515,359

   Abstain
 4,857,932
 591,018

   Broker Non-Votes
76,509,162
16,171,916

      Total
321,120,513
90,471,503





f. Eliminate the fundamental policy
related to permitted investments.



   For
232,312,872

    3,027,853
   Against
 7,241,751

    113,052
   Abstain
 5,056,727

    111,046
   Broker Non-Votes
 76,509,163

    979,564
      Total
321,120,513

  4,231,515




g. Eliminate the fundamental policy
related to pledging assets.



   For
231,864,347

3,032,767
   Against
   7,596,448

   113,664
   Abstain
   5,150,558

    105,520
   Broker Non-Votes
76,509,160

    979,564
      Total
321,120,513

  4,231,515




i. Eliminate the fundamental policy
related to short sales and purchases on
margin.



   For
 231,770,858

 2,992,278
   Against
 7,747,350

  155,370
   Abstain
  5,093,144

   104,303
   Broker Non-Votes
 76,509,161

   979,564
      Total
 321,120,513

 4,231,515




j. Eliminate the fundamental policy
related to writing options.



   For
232,692,635

   3,004,238
   Against
    6,795,612

      141,974
   Abstain
   5,123,103

     105,740
   Broker Non-Votes
  76,509,163

      979,563
      Total
321,120,513

  4,231,515



<c> Nuveen Intermediate Duration Municipal Bond Fund
<c> Nuveen All-American Municipal Bond Fund
<c> Nuveen Limited Term Municipal Bond Fund
To approve a new investment
management agreement between each
Trust and Nuveen Advisors, LLC.



   For
 331,660,526
100,678,329
172,068,731
   Against
   3,845,562
   1,642,820
  1,809,250
   Abstain
 6,621,237
 4,068,758
    3,202,704
   Broker Non-Votes
   82,361,832
  26,786,559
 42,789,144
      Total
424,489,157
133,176,466
219,869,829




To approve a new sub-advisory
 agreement between Nuveen Fund
Advisors and Nuveen Asset
Management, LLC.



   For
331,277,553
100,292,274
 171,616,271
   Against
 4,003,179
  1,781,978
  1,999,106
   Abstain
  6,846,592
  4,315,652
  3,465,305
   Broker Non-Votes
 82,361,833
  26,786,562
   42,789,147
      Total
424,489,157
133,176,466
219,869,829




To approve revisions to, or elimination
of, certain fundamental investment
policies:







a. Revise the fundamental policy
related to the purchase and sale of
commodities.



   For
328,400,392
 99,249,239
 170,642,990
   Against
    6,529,165
    2,556,796
    2,825,053
   Abstain
     7,197,751
 4,583,854
   3,612,632
   Broker Non-Votes
   82,361,849
  26,786,577
   42,789,154
      Total
424,489,157
133,176,466
 219,869,829




b. Revise the fundamental policy
related to issuing senior securities.



   For
 328,533,290
 99,274,668
 170,752,316
   Against
  6,285,966
   2,429,871
   2,700,031
   Abstain
   7,308,059
  4,685,362
   3,628,332
   Broker Non-Votes
 82,361,842
   26,786,565
   42,789,150
      Total
424,489,157
133,176,466
219,869,829








c. Revise the fundamental policy

related to underwriting.



   For
329,103,977
 99,311,705
170,893,356
   Against
   5,735,925
   2,097,910
  2,525,051
   Abstain
   7,287,413
   4,980,277
  3,662,272
   Broker Non-Votes
 82,361,842
   26,786,574
 42,789,150
      Total
 424,489,157
133,176,466
 219,869,829




d. Revise the fundamental policy
related to the purchase and sale of real estate.



   For
  328,642,165
   99,178,992
 170,835,912
   Against
 6,405,924
 2,349,343
  2,692,943
   Abstain
  7,079,222
     4,861,560
   3,551,824
   Broker Non-Votes
 82,361,846
  26,786,571
   42,789,150
      Total
  424,489,157
  133,176,466
  219,869,829




e. Revise the fundamental policy
related to diversification.



   For
 329,836,982
   99,184,690
 171,087,198
   Against
   5,440,612
   2,099,551
  2,432,784
   Abstain
  6,849,720
   5,105,657
   3,561,164
   Broker Non-Votes
   82,361,843
  26,786,568
   42,788,683
      Total
 424,489,157
  133,176,466
 219,869,829




f. Eliminate the fundamental policy
related to permitted investments.



   For
 328,251,900
  98,570,915
  170,362,018
   Against
 6,221,436
   2,819,450
  2,963,237
   Abstain
    7,653,968
   4,999,519
   3,755,416
   Broker Non-Votes
   82,361,853
   26,786,582
    42,789,158
      Total
   424,489,157
 133,176,466
 219,869,829

Proxy materials are herein incorporated by reference to the SEC filing on August 18, 2014, under Conformed Submission Type DEF14A, accession number 0001193125-14-240331.